Exhibit 99.1

Manitex International, Inc. Reports Fourth Quarter and Full Year 2017 Results

And Restated Prior Period Results

Bridgeview, IL, March 28, 2018 — Manitex International, Inc. (Nasdaq: MNTX), a leading international provider of truck and knuckle boom cranes, today announced Fourth Quarter and Full Year 2017 results. Net revenues for the fourth quarter were $64.5 million, compared to $41.1 million in the prior year’s period, and net loss from continuing operations attributable to shareholders of Manitex of $(0.6) million, or $(0.04) per share, compared to a net loss from continuing operations attributable to shareholders of Manitex of $(6.0) million, or $(0.37) per share, in the fourth quarter of 2016. Adjusted net income* from continuing operations in the fourth quarter 2017 was $0.9 million, or $0.05 per share, compared to adjusted net loss of $(1.7) million, or $(0.10) per share, for the fourth quarter of 2016.

For the full year 2017, Manitex reported net revenues of $213.1 million and net loss from continuing operations of ($7.1) million, or ($0.43) per share, compared with net revenues of $173.2 million and net loss from continuing operations of ($23.2) million, or ($1.44) per share for the full year 2016. Adjusted net income* from continuing operations for the full year 2017 was $3.3 million or $0.20 per share, compared to adjusted net loss of $(8.9) million, or $(0.55) per share, in 2016.

All references in this release to financial results of periods ending prior to the third quarter of 2017 reflect such results as restated pursuant to the previously announced restatement of such periods. Manitex plans to file amended reports with the SEC covering all periods affected by the restatement, as well as its quarterly report on Form 10-Q for the quarter ended September 30, 2017 on March 30, 2018, and its annual report on Form 10-K for the year ended December 31, 2017 by April 6, 2018.

Highlights:

•	Q4 2017 net revenues of $64.5 million represents a year-over-year growth of 56.9% compared to Q4 2016

•	Sequentially, net revenues grew 14.2% in fourth quarter 2017 compared to third quarter 2017

•	Adjusted EBITDA* for the full year 2017 increased by 272% to $13.8 million compared to $3.7 million in 2016

•	Adjusted EBITDA margin also increased to 6.5% as a percent of sales for the full year in 2017, compared to 2.1% of sales for the previous year

•	Adjusted earnings per share for the full year 2017 improved to $0.20 compared to an adjusted loss per share of $(0.55) in 2016

•	Net debt at year end of $89.9 million was lower by $11 million compared to the prior year

•	Backlog at year end increased by $31 million to $62.2 million compared to December 31, 2016, and by 23.7% from September 30, 2017

* Adjusted Numbers are discussed in greater detail under “Non-GAAP Financial Measures and Other Items” at the end of this release.

Subsequent to the end of the Fourth Quarter:

•	Backlog increased to $87.3 million as of February 28, 2018, an increase of 40% since December 31, 2017

•	Began shipping new A62 truck mounted aerial work platform and the Trolley Boom Loader in North America

•	All prior period reports affected by the restatement expected to be filed by March 30, 2018

David Langevin, Chairman and Chief Executive Officer of Manitex commented, “While our restatement created a distraction concerning our 2017 financials, operationally we saw solid improvements throughout the year. Sales are up substantially in 2017 as well as adjusted operating income, EBITDA and earning per share. Equally important was our reduction in outstanding debt year-over-year, along with the substantial strengthening in the strategic direction of the Company to a point where we believe that we are now one of the premier mobile crane companies in the world. Given the 40% increase in our backlog since December 31, 2017, we believe we will see a steady continuation of improving metrics as we move through 2018. Our goals for 2018 are for us to simply execute on the business levels which we see developing, increase our EBITDA percentages to a level that is much closer to our stated goal of 10%, use our cash flow to continue to reduce debt and potentially further prune nonstrategic assets”.

Steve Kiefer, President and Chief Operating Officer of Manitex stated, “During the fourth-quarter of 2017, we saw an increase in orders and market share for our key product categories, and welcomed eight new dealer locations to the PM North American dealer network. The recovery of the straight mast crane market has strengthened during the first quarter of 2018, with industry orders approaching levels last observed during the 2012 – 2015 timeframe. Looking forward, strong market demand for our products, the build-out of the PM dealer network in North America, and solid customer acceptance of our new products position the Company well for improved revenue and profitability in 2018 and beyond.”

Other Matters:

As previously disclosed, the Company has received an informal inquiry from the SEC requesting certain information in connection with the Company’s previously announced restatement of prior financial statements and is continuing to comply with such request.

Conference Call:

Management will host a conference call at 4:30 PM Eastern Time today to discuss the results with the investment community. Anyone interested in participating in the call should dial 800-239-9838 if calling within the United States or 323-794-2551 if calling internationally. A replay will be available until April 4, 2018 which can be accessed by dialing 844-512-2921 if calling within the United States, or 412-317-6671 if calling internationally. Please use passcode 3589927 to access the replay. The call will additionally be broadcast live and archived for 90 days over the internet with accompanying slides, accessible at the investor relations portion of the Company’s corporate website, www.manitexinternational.com/eventspresentations.aspx.

Non-GAAP Financial Measures and Other Items

Results of operations reflect continuing operations. All per share amounts are on a fully diluted basis. In this press release, Manitex refers to various non-GAAP (U.S. generally accepted accounting principles) financial measures which management believes provides useful information to investors. These non-GAAP measures, as defined by the Company, may not be comparable to similarly titled measures being disclosed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for net earnings, operating income and other consolidated earnings data prepared in accordance with GAAP or as a measure of our profitability. A reconciliation of Adjusted GAAP financial measures for the three month periods ended December 31, 2016 and 2017 is included with this press release below and with the Company’s related Form 8-K.

Management of Manitex uses both GAAP and non–GAAP financial measures to evaluate operating performance, to establish internal budgets and targets, and to compare the Company’s financial performance against such budgets and targets. While adjusted financial measures are not intended to replace any presentation included in our consolidated financial statements under generally accepted accounting principles (GAAP) and should not be considered an alternative to operating performance or an alternative to cash flow as a measure of liquidity, we believe these measures are useful to investors in assessing our operating results, capital expenditure and working capital requirements and the ongoing performance of its underlying businesses. The amounts described below are unaudited, are reported in thousands of U.S. dollars, and are as of, or for the twelve and three month period ended December 31, 2017, unless otherwise indicated.

About Manitex International, Inc.

Manitex International, Inc. is a leading worldwide provider of highly engineered specialized equipment including boom truck, truck and knuckle boom cranes. Our products, which are manufactured in facilities located in the USA and Italy, are targeted to selected niche markets where their unique designs and engineering excellence fill the needs of our customers and provide a competitive advantage. We have consistently added to our portfolio of branded products and equipment both through internal development and focused acquisitions to diversify and expand our sales and profit base while remaining committed to our niche market strategy. Our brands include Manitex, PM, O&S, Badger, Sabre, and Valla.

Forward-Looking Statements

Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995: This release contains statements that are forward-looking in nature which express the beliefs and expectations of management including statements regarding the Company’s expected results of operations or liquidity; statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance; and statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “will,” “should,” “could,” and similar expressions. Such statements are based on current plans, estimates and expectations and involve a number of known and unknown risks, uncertainties and other factors that could cause the Company’s future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. These factors and additional information are discussed in the Company’s filings with the Securities and Exchange Commission and statements in this release should be evaluated in light of these important factors. Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Company Contact

Manitex International, Inc.	Darrow Associates Inc.
David Langevin	Peter Seltzberg, Managing Director
Chairman and Chief Executive Officer	Investor Relations
(708) 237-2060	(516) 419-9915
dlangevin@manitex.com	pseltzberg@darrowir.com

MANITEX INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	As of December 31,
	2017	2016
ASSETS
Current assets
Cash	$5,014	$4,541
Cash—restricted	352	773
Trade receivables (net)	46,633	32,982
Other receivables	1,946	1,082
Inventory (net)	54,360	69,487
Prepaid expense and other	2,017	4,624
Current assets of discontinued operations	—	46,645

Total current assets	110,322	160,134

Total fixed assets (net)	22,038	21,839
Intangible assets (net)	31,014	30,985
Goodwill	43,569	39,669
Equity investment in ASV Holdings, Inc.	14,931	—
Other long-term assets	1,475	1,605
Deferred tax asset	1,839	545
Long-term assets of discontinued operations	—	72,177

Total assets	$225,188	$326,954

LIABILITIES AND EQUITY
Current liabilities
Notes payable	$27,971	$26,204
Current portion of capital lease obligations	378	338
Accounts payable	35,386	33,801
Accounts payable related parties	1,331	2,098
Accrued expenses	10,673	10,278
Other current liabilities	3,132	2,150
Current liabilities of discontinued operations	—	23,631

Total current liabilities	78,871	98,500

Long-term liabilities
Revolving term credit facilities	12,893	19,957
Notes payable	27,213	32,832
Capital lease obligations	5,483	6,004
Convertible note-related party (net)	7,005	6,862
Convertible note (net)	14,310	14,098
Deferred gain on sale of building	969	1,058
Deferred tax liability	3,384	3,242
Other long-term liabilities	4,215	4,127
Long-term liabilities of discontinued operations	—	42,645

Total long-term liabilities	75,472	130,825

Total liabilities	154,343	229,325

Commitments and contingencies
Equity
Preferred Stock—Authorized 150,000 shares, no shares issued or outstanding at December 31, 2017 and December 31, 2016	—	—
Common Stock—no par value 25,000,000 shares authorized, 16,617,932 and 16,200,294 shares issued and outstanding at December 31, 2017 and December 31, 2016, respectively	97,661	94,324
Paid in capital	2,802	2,918
Retained deficit	(28,583)	(20,505)
Accumulated other comprehensive loss	(1,035)	(4,272)

Equity attributable to shareholders of Manitex International, Inc.	70,845	72,465
Equity attributable to noncontrolling interest	—	25,164

Total equity	70,845	97,629

Total liabilities and equity	$225,188	$326,954

MANITEX INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for share and per share amounts)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2017	As Restated 2016	2017	As Restated 2016
	Unaudited	Unaudited	Unaudited	Unaudited
Net revenues	$64,478	$41,091	$213,112	$173,197
Cost of sales	54,301	34,602	176,266	143,260

Gross profit	10,177	6,489	36,846	29,937
Operating expenses
Research and development costs	662	736	2,564	2,939
Selling, general and administrative expenses	8,750	9,499	34,547	36,972

Total operating expenses	9,412	10,235	37,111	39,911

Operating income (loss)	765	(3,746)	(265)	(9,974)
Other income (expense)
Interest expense:	(2,000)	(1,732)	(6,498)	(6,390)
Interest expense related to write off of debt issuance costs	—	—	—	(1,439)
Foreign currency transaction loss	(11)	(124)	(1,149)	(1,115)
Other income	6	32	367	915

Total other expense	(2,005)	(1,824)	(7,280)	(8,029)

Income (loss) before income taxes and income (loss) in equity interest from continuing operations	(1,240)	(5,570)	(7,545)	(18,003)
Income tax expense (benefit) from continuing operations	(534)	392	(118)	(566)
Income (loss) from equity investments, net of taxes	76	—	360	(5,752)

Net income (loss) from continuing operations	(630)	(5,962)	(7,067)	(23,189)
Discontinued operations
Loss from operations of discontinued operations (including loss on disposal for the nine months 2017 of $1,133 and losses on disposal of $9,503 and $7,291 for the three and nine months 2016, respectively)	(169)	(9,696)	(742)	(14,441)
Income tax expense (benefit)	23	(1,222)	(5)	37

Loss from discontinued operations	(192)	(8,474)	(737)	(14,478)

Net income (loss)	(822)	(14,436)	(7,804)	(37,667)

Net (income) attributable to noncontrolling interest from discontinued operations	—	1,140	(274)	574

Net income (loss) attributable to shareholders of Manitex International, Inc.	$(822)	$(13,296)	$(8,078)	$(37,093)

Earnings (loss) Per Share
Basic
Earnings (loss) from continuing operations attributable to shareholders of Manitex International, Inc.	$(0.04)	$(0.37)	$(0.43)	$(1.44)
Loss from discontinued operations attributable to shareholders of Manitex International, Inc.	$(0.01)	$(0.45)	$(0.06)	$(0.86)
Net earnings (loss) attributable to shareholders of Manitex International, Inc.	$(0.05)	$(0.82)	$(0.49)	$(2.30)
Diluted
Earnings (loss) from continuing operations attributable to shareholders of Manitex International, Inc.	$(0.04)	$(0.37)	$(0.43)	$(1.44)
Loss from discontinued operations attributable to shareholders of Manitex International, Inc.	$(0.01)	$(0.45)	$(0.06)	$(0.86)
Net earnings (loss) attributable to shareholders of Manitex International, Inc.	$(0.05)	$(0.82)	$(0.49)	$(2.30)
Weighted average common shares outstanding
Basic	16,595,726	16,174,403	16,548,444	16,133,284
Diluted	16,595,726	16,174,403	16,548,444	16,133,284

Because the Company is not now current in its required public filings, the holders of its Convertible Notes may have a right to declare a default under the note purchase documents. The Company is in the process of obtaining a waiver, and has been advised that the note holders are agreeable to executing such a waiver.

Reconciliation of GAAP Operating Income (Loss) from Continuing Operations to Adjusted EBITDA (in thousands)

	Three Months Ended		Twelve Months Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Operating income (loss)	$765	($3,746)	($265)	($9,974)
Adjustments related to restructuring, inventory reserves, restricted stock and other expenses	1,160	3,950	8,923	7,035
Adjusted operating income (loss)	1,925	204	8,658	(2,939)
Depreciation and amortization	1,199	1,325	5,107	6,636
Adjusted EBITDA	$3,124	$1,529	$13,765	$3,697
Adjusted EBITDA % to sales	4.8%	3.7%	6.5%	2.1%

Reconciliation of GAAP Net Income (Loss) From Continuing Operations Attributable to Shareholders of Manitex International to Adjusted Net Income (Loss) From continuing Operations Attributable to Shareholders of Manitex International (in thousands)

	Three Months Ended		Twelve Months Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Net Income (Loss) from continuing operations attributable to shareholders	($630)	($5,962)	($7,067)	($23,189)
Adjustments related to restructuring, inventory reserves, restricted stock, foreign exchange, restatement, and other expenses	1,503	4,272	10,345	14,307
Adjusted Net Income (Loss) from continuing operations attributable to shareholders	873	(1,690)	3,278	(8,882)
Weighted diluted shares outstanding	16,595,726	16,174,403	16,548,444	16,133,284
Diluted (loss) per share attributable to shareholders as reported	($0.04)	($0.37)	($0.43)	($1.44)
Total EPS effect	$0.09	$0.26	$0.63	$0.89
Adjusted diluted income (loss) per share attributable to shareholders	$0.05	($0.10)	$0.20	($0.55)

Foreign Exchange, Inventory Reserves, Restructuring and Restricted Stock Expenses

	Three Months Ended December 31, 2017	Twelve Months Ended December 31, 2017
	Pre-tax	Pre-tax
Normalized plant absorption levels	—	$3,848
Foreign exchange	$11	$1,149
Trade show expenses (tri-annual only)	—	$1,106
Warranty reserve, Restatement fees and expenses	$987	$987
Inventory reserves, restructuring fees and expenses	$278	$2,589
Restricted stock	$227	$666
Total	$1,503	$10,345

Backlog from Continuing Operations

Backlog is defined as purchase orders that have been received by the Company. The disclosure of backlog aids in the analysis the Company’s customers’ demand for product, as well as the ability of the Company to meet that demand. Backlog is not necessarily indicative of sales to be recognized in a specified future period.

	Feburary 28, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Backlog	$87,304	$62,192	$50,281	$47,554	$51,237
Change Versus Current Period		40.4%	73.6%	83.6%	70.4%

Net Debt is calculated using the Condensed Consolidated Balance Sheet amounts for current and long term portion of long term debt, capital lease obligations, notes payable, convertible notes and revolving credit facilities minus cash.

	December 31, 2017	December 31, 2016
Cash	$5,366	$5,314
Notes payable—short term	$27,971	$26,204
Current portion of capital leases	378	338
Revolving term credit facilities	12,893	19,957
Notes payable—long term	27,213	32,832
Capital lease obligations	5,483	6,004
Convertible notes	21,315	20,960
Total debt	$95,253	$106,295
Net Debt	89,887	100,981